EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Chelsea Therapeutics International, Ltd. (the “Company”) for the period ended March 31, 2006 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, J. Nick Riehle, Vice President, Administration and Chief Financial Officer, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

/s/ J. Nick Riehle
J. Nick Riehle
Vice President, Administration and Chief Financial Officer

April 25, 2006